Exhibit 10.8

ULTHERA, INC.

AMENDED AND RESTATED 2008 OMNIBUS STOCK AND INCENTIVE PLAN

EFFECTIVE DATE: JUNE 3, 2008

ORIGINALLY APPROVED BY STOCKHOLDERS: AUGUST 6, 2008

AMENDED: JANUARY 24, 2011

AMENDED: MAY 2, 2013

TERMINATION DATE: JUNE 3, 2018

ARTICLE 1

BACKGROUND AND PURPOSE

1.1 PURPOSE. The purpose of the Plan is to promote the success and enhance the value of Ulthera, Inc. (the “Company”) and its Subsidiaries by linking the personal interests of the Participants to those of Company stockholders and by providing the Participants with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Participants upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE DATE AND EXPIRATION DATE

2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is initially adopted by the Board (the “Effective Date”) and shall continue in effect until it is terminated under Section 14.1 or expired under Section 2.3. The Committee may nonetheless make contingent Awards after the date on which the Plan is approved by the Board and before the Company’s stockholder approval and ratification of the Plan, provided that the vesting, exercise or payment of such Awards is expressly conditioned on stockholder approval and the Awards are void if the stockholders do not approve the Plan.

2.2 APPROVAL OF STOCKHOLDERS. As noted in Section 2.1, Awards may be made following the adoption of the Plan by the Board, but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to ratification by the stockholders in accordance with the Company’s Bylaws, which ratification must occur within 12 months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan, the Plan and all rights hereunder shall immediately terminate and no Participant (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

2.3 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:

(a) “Affiliate” shall mean (i) a corporation other than the Company that is a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) or (ii) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code), which in the case of either clause (i) or (ii) also includes the Company as a member. For purposes of determining whether an event constitutes a Change of Control within the meaning of Section 3.1(g), “Affiliate” status shall be determined on the day immediately preceding the date of the transaction or event.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Base Value” means the per share amount set forth in an Award Agreement relating to an SAR. The Base Value is used to determine the amount payable to a Participant in connection with the exercise of an SAR, as further set forth in the Award Agreement.

(e) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Board” means the Board of Directors of the Company.

(g) “Change of Control” means and includes each of the following events:

(1) The date that any one person, or more than one person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. If any one person or more than one person acting as a Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered to be a “Change of Control.” In addition, the acquisition of stock by a “Permitted Transferee” (as defined below) will be disregarded for purposes of this paragraph (1) and will not be treated as a Change of Control. This paragraph (1) only applies when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(2) The date any one person or more than one person acting as a Group (as defined below) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company. If any one person or more than one person acting as a Group is considered to own more than 30% of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered to be a “Change of Control.”

(3) The date a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.

(4) The date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total “Gross Fair Market Value” equal to or more than 40% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. This clause (3) shall not apply to any transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer. In addition, a transfer of assets by the Company shall be disregarded if the assets are transferred to: (i) a stockholder of the Company immediately before the asset transfer in exchange for or with respect to its stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii); or (v) a Permitted Transferee, as defined below. For purposes of this section, a person’s status is determined immediately after the transfer of the assets. A transfer to an entity shall be disregarded for purposes of this Section, and will not be treated as a Change of Control, if immediately after such transfer Permitted Transferees own a majority of each and every class of outstanding stock or other ownership interest of the entity to which the assets are transferred.

For purposes of this Section 3.1(g), persons will be considered to be acting as a “Group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock (in the case of a transaction described in clause (1)) or assets (in the case of a transaction described in clause (4)), or a similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a Group with other stockholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a Change of Control for purposes of this Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Board or the committee of the Board described in Section 4.1.

(j) “Company” means Ulthera, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l) “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence.

(m) “Fair Market Value” means, as of any given date, the fair market value of the Stock determined by such methods or procedures as may be established in good faith and from time to time by the Committee. The Committee’s determinations of Fair Market Value shall be made in compliance with Section 409A of the Code and the regulations issued thereunder.

(n) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o) “Non-qualified Stock Option” or “NQSO” means any Option that is not intended to be an ISO.

(p) “Option” means a right, granted to a Participant under Article 7, to purchase shares of Stock at a specified price during specified time periods. An Option may be either an ISO or an NQSO.

(q) “Other Cash-Based Award” means cash awarded under Article 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(r) “Other Stock-Based Award” means a right or other interest granted to a Participant under Article 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Participant to acquire Stock from the Company for cash.

(s) “Participant” means a person who has been granted an Award under the Plan.

(t) “Performance Share” means an Award of shares of Stock to a Participant under Article 10 that is subject to restrictions based upon the attainment of specified performance criteria.

(u) “Permitted Transferees” means any existing stockholder or stockholders acting as a Group who own 5% or more of the Company’s Stock.

(v) “Plan” means this Ulthera, Inc. 2008 Omnibus Stock and Incentive Plan, as amended from time to time.

(w) “Restricted Stock” means an Award of shares of Stock to a Participant under Article 9 that is subject to certain restrictions and to a risk of forfeiture.

(x) “Restricted Stock Unit” means a right granted to a Participant under Article 10 to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(y) “Securities Act” means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(z) “Separation from Service” means the following:

(1) A Participant who is an employee of the Company or any Subsidiary has a Separation from Service when the Participant dies, retires, or otherwise has a termination of employment with the Company or any Subsidiary. The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence, if the period of leave does not exceed six months or, if longer, as long as the Participant’s right to reemployment with the Company or any Subsidiary is provided by statute or contract. A leave of absence is bona fide only if there is a reasonable expectation that the Participant will return to perform services for the Company or any Subsidiary. If the period of leave exceeds six months and the Participant’s right to reemployment is not provided by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six month period;

(2) A non-employee member of the Board has a Separation from Service when he or she ceases to be a member of the Board. A non-employee independent contractor or consultant providing services to Company or any Subsidiary has a Separation from Service upon the expiration of the contract, and if there is more than one contract, all contracts under which the individual performs services as long as the expiration is a good faith and complete termination of the contractual relationship; and

(3) If a Participant performs services in more than one capacity, the Participant must have a Separation from Service in all capacities as an employee, member of the Board, independent contractor or consultant to have a Separation from Service. Notwithstanding the foregoing, if a Participant provides services both as an employee and a member of the Board, (i) the services provided as a member of the Board are not taken into account in determining whether the Participant has a Separation from Service as an employee under a nonqualified deferred compensation plan in which the Participant participates as an employee and that is not aggregated under Code Section 409A with any plan in which the Participant participates as a member of the Board, and (ii) the services provided as an employee are not taken into account in determining whether the Participant has a Separation from Service as a member of the Board under a nonqualified deferred compensation plan in which the Participant participates as a member of the Board and that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

An event described in paragraph (1), (2) or (3) of this Section 3.1(z) shall be a “Separation from Service” only if such event is a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) or any successor provision.

(aa) “Stock” means shares of the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Section 13.1.

(bb) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Article 8, to be paid an amount equal to the Fair Market Value of one share of Stock on the date of exercise of the SAR minus the Base Value specified in the SAR Award Agreement, with payment to be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee.

(cc) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by the Board or a Committee of the Board appointed by the Board. If the Board does not appoint a Committee, references in this Plan to the Committee shall refer to the Board.

4.2 ACTION BY THE COMMITTEE. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved by the unanimous written consent of the Committee, in lieu of a meeting, shall be deemed acts of the Committee. The Committee may employ one or more persons, including the Company’s certified public accountants, any executive compensation consultant or any other professional the Committee deems necessary, to render advice with respect to any responsibility the Committee may have under the Plan.

4.3 DELEGATION OF AUTHORITY BY COMMITTEE. The Committee is authorized to delegate in writing to the Chief Executive Officer of the Company (“CEO”) the authority to grant Awards to Participants in accordance with such instructions and limitations as may be set forth in the delegation and in any applicable laws, regulations of governmental authorities and if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. Such delegation may include by way of example, but not limitation, the classes of Participants (e.g., non-officers) to whom the CEO may grant Awards, the number of shares of Stock the CEO is authorized to grant (either in total or per Participant), the type of Awards that may be granted, any limitations on the terms and conditions of the grants, and the expiration date of the Committee’s delegation of authority. All grants made by the CEO shall otherwise be subject to the terms and conditions set forth in the Plan. The Committee’s delegation to the CEO may be terminated or rescinded by the Committee at any time by notice (written or otherwise) to the CEO.

4.4 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards;

(b) determine the persons to whom and the time or times at which Awards shall be granted;

(c) determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate;

(d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;

(e) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, or other Awards or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(f) make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles;

(g) construe and interpret the terms of any matter arising pursuant to, the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan;

(h) prescribe the form of each Award Agreement and to determine the terms and provisions of the Award Agreements (which need not be identical for each Participant) and to decide all other matters that must be determined in connection with an Award; and

(i) make all other decisions and determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable for the administration of the Plan.

4.5 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, or any Award Agreement and all decisions, determinations and interpretations of the Committee with respect to the Plan, any Award or any Award Agreement shall be final, binding and conclusive on all persons, including the Company, and any Subsidiary or Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

4.6 LIMITATION OF LIABILITY. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in the Plan include members of the Board, employees and officers of the Company or a Subsidiary and consultants and advisors providing services to the Company or a Subsidiary, all as determined by the Committee. Prospective members of the Board, employees or officers of, and consultants and advisors to, the Company or a Subsidiary to whom Awards are granted in connection with written offers of a directorship or an employment, consulting or advisory relationship with the Company or a Subsidiary also may be granted Awards by the Committee. The provisions of any Award granted to a prospective member of the Board, employee, officer, consultant, or advisor must specifically provide that no portion of the Award will vest, become exercisable or be issued or paid prior to the date on which such individual begins providing services to the Company or any Subsidiary.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 6

STOCK SUBJECT TO THE PLAN

6.1 NUMBER OF SHARES. The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 9,332,491 shares of Stock (subject to adjustment as provided in Section 13.1). No more than 2,000,000 shares of Stock may be awarded to a single individual in a single year. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Notwithstanding the provisions of this Section 6.1, no shares subject to an Award may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

6.2 STOCK DISTRIBUTED. Any Stock distributed pursuant to any Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant. Notwithstanding the foregoing, an Option may be granted with a per share exercise price other than as required in this section if such Option is granted as an assumption of or in substitution for another option in connection with a merger or other corporate transaction.

(b) TERM AND EXERCISABILITY OF OPTIONS. Unless otherwise provided in an Award Agreement, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable by giving written notice of such exercise to the Committee or its designated agent. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or a part of an Option may be exercised.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock held for longer than such amount of time that does not result in any adverse accounting consequences to the Company (through actual tender or by attestation), or other property acceptable to the Committee and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) EVIDENCE OF GRANT. All Options granted under the Plan shall be evidenced by a written Award Agreement which shall designate the Option as an ISO or an NQSO. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.

(e) SEPARATION FROM SERVICE. An Option may not be exercised unless the Participant is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Participant has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(f) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(g) REPRICING OF OPTIONS. The Committee shall not reprice any Options previously granted under the Plan.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees of the Company or any subsidiary corporation within the meaning of Section 424(f) of the Code and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee; provided that (subject to (e) below), the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant. Notwithstanding the foregoing, an Incentive Stock Option may be granted with a per share exercise price other than as required in this section if such Incentive Stock Option is granted as an assumption of or in substitution for another option in connection with a merger or other corporate transaction.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option shall lapse in the following circumstances.

(1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) The Incentive Stock Option shall lapse upon a Separation from Service for any reason other than death or Disability, unless otherwise provided in the Award Agreement.

(3) If the Participant incurs a Separation from Service on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s Separation from Service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as may be imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) RIGHT TO EXERCISE. Except as provided in Section 7.2(c)(3) and in Section 12.4, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) IN GENERAL. SARs may be granted independently or in tandem with an Option. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(b) SARs. An SAR shall confer on the Participant a right to receive an amount with respect to each share subject thereto, to be made in cash, Stock, or property as specified in the Award Agreement or determined by the Committee, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the Base Value for the SAR as determined by the Committee and set forth in the Award Agreement. The Base Value shall not be less than, but may exceed, the Fair Market Value of a share of Stock on the date of grant.

(c) OTHER TERMS. All grants of SARs will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and will be set forth in the Award Agreement. The form of consideration payable in settlement of an SAR shall be Stock or cash as specified in the Award Agreement.

ARTICLE 9

RESTRICTED STOCK AWARDS

9.1 RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants in such amounts and subject to the terms and conditions as may be determined by the Committee. All Restricted Stock Awards shall be evidenced by a written Restricted Stock Award Agreement.

9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include, but are not limited to, factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share. Except to the extent restricted under the Restricted Stock Award Agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.

9.3 FORFEITURE. Upon a Separation from Service from the Company during the applicable restriction period (which is the period prior to the lapse of the restrictions), Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided however, that the Committee may provide, by rule or regulation or in any Restricted Stock Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

9.4 CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10

OTHER TYPES OF AWARDS

10.1 OTHER TYPES OF AWARDS IN GENERAL. The Committee also is authorized to grant the following types of Awards to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee and as may be set forth in the applicable Award Agreement:

(a) RESTRICTED STOCK UNITS. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate to the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Such restrictions may include, but are not limited to, factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Separation from Service during the applicable restriction period, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, the Restricted Stock Units that are at that time subject to restrictions shall be forfeited. Notwithstanding the foregoing, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units. The Restricted Stock Units shall be settled in Stock or cash as specified in the Award Agreement.

(b) STOCK AWARDS IN LIEU OF CASH AWARDS. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(c) PERFORMANCE SHARES AND OTHER STOCK OR CASH-BASED AWARDS. The Committee is authorized to grant to Participants Performance Shares and/or Other Stock-Based Awards or Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan), as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards at the date of grant. Such performance objectives may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include, but are not limited to, the attainment of various productivity and long-term growth objectives, including, without limitation reductions in the Company’s overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms or as compared to another corporation or corporations.

10.2 COMPLIANCE WITH SECTION 409A. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Performance Share Awards, Other Stock or Cash-Based Awards and Restricted Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A, the Award Agreement and this Plan are intended to comply fully with and meet all of the requirements of Section 409A and the Award Agreement shall include such provisions as may be necessary to assure compliance with Section 409A. An Award subject to Section 409A also shall be administered in good faith compliance with the provisions of Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A, any Award that is subject to Section 409A may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A or to exclude or exempt the Plan or any Award from the requirements of Section 409A.

ARTICLE 11

CHANGE OF CONTROL PROVISIONS

11.1 CHANGE OF CONTROL. If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 11.1) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Awards held by Participants who have not had a Separation from Service prior to such event, that number of Awards that would have otherwise vested over the twelve months following such

Change of Control (and, if applicable, the time during which the Awards may be exercised) shall be accelerated and made exercisable and all restrictions of that number of Awards that would have otherwise lapsed over the twelve months following such Change of Control shall lapse at least ten (10) days prior to the closing of the Change of Control (and, if applicable, the Awards terminated if not exercised prior to the closing of such Change of Control) and (ii) any other Awards outstanding under the Plan, such Awards shall be terminated if not exercised, if applicable, prior to the closing of the Change of Control.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

12.1 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right granted in tandem with an Incentive Stock Option exceed a period of ten years from the date of its grant.

12.2 AWARD AGREEMENT. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, including, but not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment or service terminates and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

12.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, Stock held for more than such amount of time that does not result in any adverse accounting consequences to the Company, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that such deferral complies with Section 409A of the Code, if applicable, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

12.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of Stock.

12.5 BENEFICIARIES. Notwithstanding Section 12.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(c)(3) in the case of an ISO, upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

12.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 13

CHANGES IN CAPITAL STRUCTURE

13.1 ADJUSTMENTS. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 6.1 hereof (including without limitation the individual maximum numbers and kind of shares provided in the second sentence of Section 6.1 hereof), (ii) the number and kind of shares of Stock, share units, or other rights subject to the then-outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, and (iv) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

13.2 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 14

AMENDMENT, MODIFICATION AND TERMINATION

14.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Stockholder approval also is required for any amendment to the Plan that (a) increases the number of shares available under the Plan (other than any adjustment as provided by Article 13), (b) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (c) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (d) amends Section 7.1(g) to permit the Committee to reprice previously granted Options. In addition, no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 10.2.

14.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in Section 10.2, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of or to continue as an independent contractor of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Participant’s employment or independent contractor relationship.

15.2 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, a Participant may elect to (a) have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (b) tender previously-owned shares of Stock held by the Participant for six months or longer, or such other period as may be determined by the Committee, to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

15.3 NO RIGHTS TO AWARDS OR LOANS; NO STOCKHOLDER RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

15.4 UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

15.5 NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

15.7 EXPENSES. The expenses of administering the Plan will be paid by the Company and its Subsidiaries.

15.8 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.